Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2019
NEWPORT, RI - November 7, 2019 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2019.
3rd Quarter Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. of approximately $8.3 million for the three months ended September 30, 2019 was in line with the same period last year.

•	Diluted earnings per share were $0.19 for both three months ended September 30, 2019 and 2018.

•	Pangaea's TCE rates of $15,915 for the three months ended September 30, 2019 were $2,187 or 16% over comparable market index averages.

•	Total revenue increased to $118.9 million for the three months ended September 30, 2019, from $95.3 million for the three months ended September 30, 2018.

•	Adjusted EBITDA increased to $17.7 million for the three months ended September 30, 2019, from $16.6 million for the three months ended September 30, 2018.

•	At the end of the quarter, Pangaea had $36.7 million in cash, restricted cash and cash equivalents.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

"The third quarter has historically been a strong quarter for us, and this year was no different. We fully deployed our industry leading ice class capabilities to meet our clients’ needs during the summer arctic shipping season. Our operating fleet expanded from an average of 40 ships in the second quarter to 50 ships in the third quarter. We again pioneered a voyage from the Arctic Circle, completing a breakthrough project in Greenland on one of our ice class ships. Further, through a newly formed joint venture with Hudson Structured Capital Management Ltd., we expanded our ice class capabilities by exercising our options for two additional post-panamax ice class vessels bringing our total newbuilding order to four ships.

In addition to our ice class operations, we moved forward other strategic initiatives that complement our shipping operations and set the course for future logistics projects. We were excited to receive the first cargo shipment to our new terminal operation in Brayton Point, and the award of a contract to perform stevedoring operations at our customer’s port terminal in the Mississippi River. We also took delivery of a new vessel, Bulk Friendship, during the quarter and after the quarter end we agreed to sell two older ships, Bulk Patriot and Bulk Juliana, re-balancing our owned/chartered-in fleet ratios and reducing our average fleet age, while adding cash to be invested in our newbuilding program.

Collectively these actions are central to our growth strategy as we focus on niches where we can add value, extend services to support our customer base, and develop cargo opportunities. As we publish our results, the market buoyancy seen in the summer is extending into fall. Hopefully, positive macroeconomic impacts will continue to strengthen bulk markets. IMO 2020 impacts on the market remain somewhat concerning, but we believe we are in good shape without having committed to significant outlays for scrubber technology."

Results for the three months ended September 30, 2019 and 2018
Total revenue was $118.9 million for the three months ended September 30, 2019, compared with $95.3 million for the three months ended September 30, 2018. The total number of shipping days performed increased by 12% to 4,636, compared to 4,157 days during the third quarter of 2018.
The average TCE rate achieved was $15,915 per day for the three months ended September 30, 2019, compare to an average of $14,111 per day for the same period in 2018. The achieved premium over the average market increased by $2,187 per day or 16% for the three months ended September 30, 2019, from $2,716 per day or 24% for the three months ended September 30, 2018. The total number of shipping days increased 12% to 4,636 in the three months ended September 30, 2019, compared to 4,157 for the same period in 2018, predominantly due to the increase in voyage days. Net income held relatively steady at $8.3 million for both three months ended September 30, 2019 and 2018.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $36.7 million as of September 30, 2019, compared with $56.1 million on December 31, 2018.
At September 30, 2019 and December 31, 2018, the Company had working capital of $23.7 million and $34.5 million, respectively. For the nine months ended September 30, 2019, the Company’s net cash provided by operating activities was $23.4 million, compared to $27.2 million for the nine months ended September 30, 2018.
For the nine months ended September 30, 2019 and 2018, net cash used in investing activities was $48.2 million and $15.0 million, respectively. Net cash provided by financing activities was $5.3 million and $2.5 million, respectively, for the nine months ended September 30, 2019 and 2018. These changes reflect the Company’s investment in newbuilding vessels, and the purchase of second hand vessels, including the m/v Bulk Spirit and m/v Bulk Friendship which were financed under the finance lease arrangements and the m/v Bulk Independence which was financed under a commercial loan facility. The financing activities also include a dividend paid to our joint venture partners of $ 4.7 million and dividends paid to the common stockholders of $5.2 million.
Subsequent Events
In October 2019 the Company entered into separate agreements to sell the 2001-built vessel Bulk Juliana for a sale price of $6.5 million, and the 1996-built vessel Bulk Patriot for a sale price of $4.5 million. The Company expects to deliver the vessels to their new owners in November and December 2019, respectively. The sale of these two debt free vessels will generate cash flow of approximately $11 million, and will result in a book loss on sale of approximately $8.6 million in the fourth quarter.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on November 8, 2019 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#6638359
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID#6638359.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Voyage revenue	$103,806,391	$81,812,543	$247,087,805	$233,979,386
Charter revenue	15,079,005	13,532,296	34,632,391	37,161,948
	118,885,396	95,344,839	281,720,196	271,141,334
Expenses:
Voyage expense	45,102,602	36,684,994	114,501,121	104,880,511
Charter hire expense	41,980,065	28,532,774	85,244,779	81,912,601
Vessel operating expense	11,331,770	9,863,944	32,160,692	29,759,818
General and administrative	2,768,253	3,704,360	12,160,924	12,211,329
Depreciation and amortization	4,652,563	4,410,977	13,521,078	13,140,234
Loss on sale and leaseback of vessels	—	—	—	860,426
Total expenses	105,835,253	83,197,049	257,588,594	242,764,919

Income from operations	13,050,143	12,147,790	24,131,602	28,376,415

Other (expense)/income:
Interest expense, net	(2,499,617)	(2,231,589)	(6,807,837)	(6,384,314)
Interest expense on related party debt	(10,902)	(43,961)	(48,938)	(161,334)
Unrealized (loss)/gain on derivative instruments, net	(301,058)	486,412	2,203,899	477,508
Other income	180,194	38,481	580,106	496,813
Total other expense, net	(2,631,383)	(1,750,657)	(4,072,770)	(5,571,327)

Net income	10,418,760	10,397,133	20,058,832	22,805,088
Income attributable to non-controlling interests	(2,097,200)	(2,120,182)	(4,002,217)	(4,430,120)
Net income attributable to Pangaea Logistics Solutions Ltd.	$8,321,560	$8,276,951	$16,056,615	$18,374,968

Earnings per common share:
Basic	$0.19	$0.20	$0.38	$0.44
Diluted	$0.19	$0.19	$0.37	$0.43

Weighted average shares used to compute earnings per common share:
Basic	42,817,933	42,348,175	42,729,775	42,208,038
Diluted	43,354,742	42,878,449	43,247,417	42,727,481

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$34,171,062	$53,614,735
Accounts receivable (net of allowance of $1,823,293 at September 30, 2019 and $2,357,130 at December 31, 2018)	29,221,444	28,481,787
Bunker inventory	17,002,101	19,222,087
Advance hire, prepaid expenses and other current assets	27,998,143	12,187,551
Total current assets	108,392,750	113,506,160

Restricted cash	2,500,000	2,500,000
Fixed assets, net	311,728,339	281,355,366
Investment in newbuildings in-process	7,691,522	—
Finance lease right of use assets, net	54,239,752	56,113,096
Total assets	$484,552,363	$453,474,622

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$35,975,324	$31,897,507
Related party debt	1,196,683	2,877,746
Deferred revenue	14,297,237	14,717,072
Current portion of secured long-term debt	23,740,674	20,127,742
Current portion of finance lease liabilities	7,568,888	5,364,963
Dividend payable	1,921,622	4,063,598
Total current liabilities	84,700,428	79,048,628

Secured long-term debt, net	88,561,552	95,374,270
Finance lease liabilities	64,402,040	45,684,727

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 44,451,940 shares issued and outstanding at September 30, 2019; 43,998,560 shares issued and outstanding at December 31, 2018	4,445	4,400
Additional paid-in capital	157,176,223	155,946,452
Retained earnings	18,693,177	5,737,199
Total Pangaea Logistics Solutions Ltd. equity	175,873,845	161,688,051
Non-controlling interests	71,014,498	71,678,946
Total stockholders' equity	246,888,343	233,366,997
Total liabilities and stockholders' equity	$484,552,363	$453,474,622

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net income	$20,058,832	$22,805,088
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	13,521,078	13,140,234
Amortization of deferred financing costs	538,427	517,085
Amortization of prepaid rent	88,948	91,453
Unrealized gain on derivative instruments	(2,203,899)	(477,508)
Gain from equity method investee	(416,435)	(90,000)
Provision for doubtful accounts	(47,351)	(104,288)
Loss on sale of vessel	—	860,426
Drydocking costs	(1,561,689)	(1,497,979)
Recognized cost for restricted stock issued as compensation	1,365,968	1,064,520
Change in operating assets and liabilities:
Accounts receivable	(692,306)	(5,632,597)
Bunker inventory	2,219,986	(5,506,843)
Advance hire, prepaid expenses and other current assets	(15,220,967)	713,646
Accounts payable, accrued expenses and other current liabilities	6,171,148	873,337
Deferred revenue	(419,835)	468,333
Net cash provided by operating activities	23,401,905	27,224,907

Investing activities
Purchase of vessels and vessel improvements	(40,201,356)	(14,695,391)
Purchase of fixed assets and equipment	(293,385)	(341,439)
Proceeds from sale of equipment	—	31,594
Net cash used in investing activities	(48,186,263)	(15,005,236)

Financing activities
Proceeds from long-term debt	14,000,000	—
Payments of related party debt	(1,681,063)	(3,308,265)
Payments of financing fees and issuance costs	(646,538)	(702,666)
Payments of long-term debt	(17,343,675)	(16,855,738)
Proceeds from finance leases	25,600,000	27,750,000
Dividends paid to non-controlling interests	(4,666,665)	(904,803)
Payments of finance lease obligations	(4,678,761)	(2,177,959)
Accrued common stock dividends paid	(5,242,613)	(1,135,000)
Cash paid for incentive compensation shares relinquished	—	(101,075)
Proceeds from private placement of common stock, net of issuance costs	—	(50,812)
Net cash provided by financing activities	5,340,685	2,513,682

Net (decrease) increase in cash, cash equivalents and restricted cash	(19,443,673)	14,733,353
Cash, cash equivalents and restricted cash at beginning of period	56,114,735	38,531,812
Cash, cash equivalents and restricted cash at end of period	$36,671,062	$53,265,165

Supplemental cash flow information and disclosure of noncash items
Cash and cash equivalents	$34,171,062	$50,765,165
Restricted cash	2,500,000	2,500,000
	$36,671,062	$53,265,165

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Revenue
Income from operations	$13,050,143	$12,147,790	$24,131,602	$28,376,415
General and administrative	2,768,253	3,704,360	12,160,924	12,211,329
Depreciation and amortization	4,652,563	4,410,977	13,521,078	13,140,234
Net Revenue	$20,470,959	$20,263,127	$49,813,604	$54,588,404

Adjusted EBITDA
Income from operations	$13,050,143	$12,147,790	$24,131,602	$28,376,415
Depreciation and amortization	4,652,563	4,410,977	13,521,078	13,140,234
Loss on sale and leaseback of vessel	—	—	—	860,426
Adjusted EBITDA	$17,702,706	$16,558,767	$37,652,680	$42,377,075

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring income and/or expense. Earnings per share represents net income divided by the weighted average number of common shares outstanding on a diluted basis. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring income and/or expenses, divided by the weighted average number of shares of common stock on a diluted basis.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Sean Silva
Prosek Partners
646 493 9632
ssilva@prosek.com

Tom Rozycki
Prosek Partners
646 818 9208
trozycki@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.